Exhibit 99.1

Apollo Medical Holdings, Inc. Announces Acquisition of Value-Based Care Technology Platform Orma

Health, Welcomes New Chief Analytics Officer and President of Provider Solutions

ALHAMBRA, Calif., January 27, 2022 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced that it has acquired 100% of the fully diluted capitalization of Orma Health, Inc., and Provider Growth Solutions LLC (together, “Orma Health”) in accordance with an agreement between ApolloMed, Orma Health and certain equity holders of Orma Health.

Founded in 2020, Orma Health has helped many physician groups transition to and succeed in the delivery of value-based care, enabling them to focus on their passion—caring for patients. Orma Health’s real-time Clinical AI platform ingests data from multiple sources and utilizes advanced risk-stratification models to identify patients for various clinical programs, including remote patient monitoring (“RPM”), mental health support, chronic disease management, and more. Its clinical platform is also deeply integrated with Orma Health’s proprietary RPM ecosystem, which consists of smart health devices and a suite of technology tools to help manage patients’ health. Through its suite of AI-driven solutions, Orma Health currently serves over 4,000 aligned Medicare beneficiaries in a Direct Contracting Entity (“DCE”) and over 2,500 patients in California, Nevada, Arizona and Texas through its RPM platform.

Brandon Sim, Co-Chief Executive Officer of ApolloMed, stated, “We are excited about integrating Orma Health’s business and technological capabilities with those of ApolloMed, tapping their leadership team’s experience in working with DCEs and helping risk-bearing provider groups in the delivery of value-based care as we augment our capabilities to support providers in various Centers for Medicare & Medicaid Services Innovation Models. We believe this acquisition will further differentiate ApolloMed’s technology platform and analytic capabilities while adding complementary lines of business to our operations that serve as business development opportunities.”

Through leveraging its proprietary technology platform and extensive value-based care experience, ApolloMed has historically demonstrated tremendous success participating in Centers for Medicare & Medicaid Services (“CMS”) Innovation Models. The acquisition of Orma Health serves to accelerate ApolloMed’s product roadmap in developing an end-to-end technology platform that enables providers to succeed in all CMS Innovation Models, including DCE. Orma Health’s real-time Clinical AI and RPM technologies will also be integrated into ApolloMed's existing solutions for its managed care populations and will further enhance ApolloMed’s technology and analytics offering to its 1.2 million Medicare Advantage, Managed Medicaid, Commercial, and ACA members nationwide. This will allow ApolloMed providers to receive an additional layer of real-time, actionable insights and continue delivering high-quality care to their patients, tailored to their membership populations. As ApolloMed looks to expand its membership and enter new geographies, there are significant business development opportunities in deepening Orma Health's relationships with existing RPM providers and patients and extending that to ApolloMed's managed care and CMS Innovation Model solutions and offerings.

As part of the acquisition, Neil Ahuja, co-founder and Chief Executive Officer of Orma Health, will join ApolloMed as President, Provider Solutions and spearhead continued efforts to enable physicians to transition to value-based care models successfully. Yubin Park, co-founder and Chief Technology Officer of Orma Health, will join ApolloMed as Chief Analytics Officer and lead the continued development and integration of Orma Health’s AI-driven provider enablement technology into ApolloMed’s technology platform.

Mr. Ahuja commented, “We are pleased to be joining ApolloMed, bringing Orma Health’s core competencies in developing innovative healthcare technologies that drive tangible outcomes for providers and their patients. ApolloMed has been a leading healthcare management company with a long history of successfully and profitably empowering physicians in the delivery of value-based care, making it the perfect partner for us. We look forward to contributing our expertise to expanding ApolloMed’s MSO capabilities and the potential future opportunities that lie ahead.”

Mr. Park added, “I am excited to begin working closely with the ApolloMed team on integrating Orma Health’s technologies with that of ApolloMed. At Orma Health, we, like ApolloMed, believe that data is king. The information we gather and analyze about our members over the years is critical to our ability to deliver the best healthcare experience and outcomes for patients. We are thrilled that Orma Health is now a part of ApolloMed’s worthy mission of empowering providers in delivering high-quality care and improved outcomes for its members.”

According to the terms of the agreement, a portion of the purchase price was paid in cash to the equity holders of Orma Health upon the closing of the transaction, another portion was paid in ApolloMed stock to the equity holders of Orma Health upon the closing of the transaction, and the remainder of the purchase price is to be paid in a combination of cash and stock to the equity holders contingent upon Orma Health achieving certain operational milestones over the 18 months after the closing. The Company will fund the transaction from cash on hand and shares of ApolloMed stock.

About Apollo Medical Holdings, Inc.

ApolloMed is a leading physician-centric, technology-powered, risk-bearing healthcare company. Leveraging its proprietary end-to-end technology solutions, ApolloMed operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, ApolloMed's subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), and a Next Generation Accountable Care Organization (NGACO). For more information, please visit www.apollomed.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements included in this press release that are not a description of historical facts are forward-looking statements. Words and phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on the Company’s current beliefs and expectations. These forward-looking statements include, without limitation, statements about the Company’s acquisition of and arrangements with Orma Health, integration of Orma Health into ApolloMed operations, benefits and synergies of the transaction, future opportunities for the combined businesses, ApolloMed’s ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth and expansion plans, and future collaboration opportunities, and any other statements regarding events or developments that the Company believes or anticipates will or may occur in the future. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of ApolloMed’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in ApolloMed’s reports filed with the Securities and Exchange Commission, including, without limitation, the risk factors contained in ApolloMed’s Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent Quarterly Reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations

(626) 943-6491

investors@apollomed.net

Carolyne Sohn, The Equity Group

(415) 568-2255

csohn@equityny.com